BERGSTROM CAPITAL CORPORATION

                                   FORM N-SAR

                           For Period Ending 12/31/98

                            File Number (c) 811-1641
                             Attachments Per Item 77


Sub-Item 77C. Matters submitted to a vote of security holders:

	       (a)  The annual meeting of stockholders was held on
                      November 9, 1998.


	       (b)  The following director was elected at the meeting-
                      William H. Sperber.

		      The following directors are the other directors now in office Erik E. Bergstrom, William L. McQueen, Norman R. Nielsen, and George Cole Scott.



	       (c)  Other matters voted upon at the meeting:

                                             Affirmative      Negative
                                              Votes Cast     Votes Cast


                  (1)  Ratification of
                         selection of
                         independent
                         accountants.          921,690          2,405

                  (2)  Approval of
                         new investment
                         management
                         and advisory
                         agreement.            642,773          6,575

	       (d)  None.